Exhibit (10)(a)

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 64 to the 1933 Act Registration Statement (Form N-4 No. 033-26032) and Amendment No. 68 to the 1940 Act Registration Statement (Form N-4 No. 811-04882), and to the use therein of our reports dated (a) March 13, 2019, with respect to the consolidated financial statements of The Lincoln National Life Insurance Company and (b) April 24, 2019, with respect to the financial statements of Lincoln National Variable Annuity Account E for the registration of interests in a separate account under individual flexible payment deferred variable annuity contracts.

           /s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
December 20, 2019